ARAMARK CORPORATION

JOSEPH NEUBAUER
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER





                               January 26, 1998



Dear fellow owner:

I want you to know that last Wednesday, January 14, one of our outside shareholders, Metropolitan Life Insurance Company, filed a civil action in Chancery Court in Delaware to block our Share 100 plan. A supplement to the proxy statement is attached, and it gives additional information.

It is unfortunate that a long-term partner would take this course of action. Despite my personal disappointment with their decision, let me assure you that we will defend our position vigorously to get this matter resolved quickly and to our satisfaction. We believe strongly that Share 100 is in the best interest of ARAMARK.

I will keep you advised as the matter progresses. At this time, I urge those of you who are owner managers to keep focused on serving our customers and continuing to build our Unlimited Partnerships.

I again thank those of you who are outside stockholders for your continuing support.

                               Sincerely,

                               /s/ Joseph Neubauer



ARAMARK TOWER
1101 MARKET STREET
PHILADELPHIA, PA 19107-2988
215 238 3880




                          (ARAMARK LOGO APPEARS HERE)
                   __________________________________________

                         SUPPLEMENT TO PROXY STATEMENT

     The following information supplements and amends the Proxy Statement, dated January 8, 1998 (the "Proxy Statement"), of ARAMARK Corporation (the "Company") furnished in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on February 10, 1998, at 12:00 P.M., Philadelphia time, at the ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting accompanying the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

     On January 14, 1998, Metropolitan Life Insurance Company commenced a proceeding by filing a complaint (the "Complaint") against the Company and each of its directors (the "Directors") in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") (Civil Action No. 16142-NC).

     The Complaint alleges, among other things, that: (i) the Recapitalization Plan violates Delaware law because it impermissibly discriminates among owners of Class A Common Stock without any valid purpose; (ii) the Directors have breached their fiduciary duty to act solely in the best interest of the Company and its shareholders; and (iii) the Directors have breached their fiduciary duty of candor to the shareholders of the Company.

     The Complaint requests the Court to: (i) declare that the Recapitalization Plan violates Delaware law; (ii) declare that the Directors have breached their fiduciary obligations to the Company's shareholders by approving the Recapitalization Plan; (iii) enjoin the consummation or closing of the Recapitalization Plan; (iv) in the event the Recapitalization Plan is consummated, grant rescission or rescissory damages; (v) award plaintiff compensatory damages, together with prejudgment interest; (vi) award plaintiff its costs and expenses; and (vii) grant such other and further relief as the court deems just and proper.

     A hearing on the motion to enjoin the Annual Meeting has been scheduled for February 5, 1998. The Company believes the claims and allegations made in the Complaint are without merit and plans to vigorously oppose any such allegations and any attempts to enjoin the Annual Meeting. The Company intends to proceed with the consideration of Share 100 at the Annual Meeting on February 10, 1998, at 12:00 P.M., Philadelphia time as described in the Proxy Statement.

Philadelphia, Pennsylvania
January 26, 1998

--------------------------------------------------------------------------------
 WE URGE YOU TO SEND IN YOUR PROXY CARDS AND ELECTION FORMS AS SOON AS POSSIBLE
      SO THAT THEY WILL BE RECEIVED PRIOR TO THE FEBRUARY 10 MEETING DATE.
--------------------------------------------------------------------------------


OWNERS PRIOR TO DECEMBER 29, 1997

PROXY REMINDER NOTICE

As an ARAMARK owner, you recently received Share 100 Proxy materials in the mail and a Proxy Card. On the back of the Proxy Card, you need to indicate whether you wish to exchange your current ARAMARK stock for Group Stock if Share 100 is approved. You can do this by checking the block above the signature area. Be sure to sign the Card and return it in the envelope provided with your Proxy package for receipt at FUNB as soon as possible. Please note, if you do not check the applicable box on the back of the Card, or return the card, and Share 100 is approved, you will receive cash, and will no longer own ARAMARK stock. Please refer to your Proxy Statement for full details. In the event you have already returned your Card, you may disregard this message. Should you have any questions or wish to confirm the receipt your election, you may contact First Union National Bank at 1-888-96-OWNER.

OWNERS PRIOR TO DECEMBER 29, 1997

SECOND PROXY REMINDER NOTICE

This notice is to again remind you that if you have not yet mailed your Proxy to the Bank, you need to do so. In particular, it is critical that we know whether you wish to exchange your current ARAMARK stock for Group stock, or to be completely cashed-out. To make your election, you need to complete and sign the back of your Proxy Card. Then, return the completed Card in the envelope provided with your Proxy package as soon as possible. Please note, if you do not check the applicable box on the back of the Card, or return the card, and Share 100 is approved, you will receive cash, and will no longer own ARAMARK stock. Please refer to your Proxy Statement for full details. In the event you have already returned your Card, you may disregard this message. Should you have any questions or wish to confirm the receipt your election, you may contact First Union National Bank at 1-888-96-OWNER.

FIRST BUSINESS UNIT REMINDER--PROXY

(Business Unit Name) has been advised by the Corporate Shareholder Administration Unit that as of Monday, your proxy has not yet been received at First Union National Bank. For many of you, this is the third in a series of reminder messages that have been sent. It is critical that we know as soon as possible whether you wish to exchange your current ARAMARK stock for Group stock, or to be completely cashed-out. To make your election, you need to complete and sign the back of your Proxy Card. Then, return the completed Card in the envelope provided with your Proxy package to the bank. Please note, if you do not check the applicable box on the back of the Card, or return the card, and Share 100 is approved, you will receive cash, and will no longer own ARAMARK stock. Please refer to your Proxy Statement for full details. In the event you have already returned your Card, you may disregard this message. Should you have any questions or wish to confirm the receipt of your proxy card, you may contact First Union National Bank at 1-888-96-OWNER.